CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Amount to be Registered	Amount of Registration Fee(1)
4.650% Senior Notes due 2023	$300,000,000	$38,640

(1)	Calculation in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333 - 187742

Prospectus Supplement

(To Prospectus dated April 5, 2013)

ASPEN INSURANCE HOLDINGS LIMITED

$300,000,000

4.650% Senior Notes due 2023

We are offering $300,000,000 aggregate principal amount of our 4.650% Senior Notes due 2023 (the “notes”). We will pay interest on the notes at an annual rate equal to 4.650% and will pay interest semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2014. The notes will mature on November 15, 2023. The notes will be redeemable prior to maturity, in whole at any time or in part from time to time, at our option, at a “make-whole” redemption price described on page S-13. We may redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date at any time certain tax events occur as described in “Description of Notes — Redemption for Tax Purposes.”

Subject to applicable law, the notes will be the senior unsecured obligations of Aspen Insurance Holdings Limited (“Aspen Holdings”) and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will not be guaranteed by any of our subsidiaries. There is no sinking fund for the notes. The notes will be issued only in registered book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. For a more detailed description of the notes, see “Description of Notes” beginning on page  S-12.

See “Risk Factors” beginning on page S-4 and “Risk Factors” set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for a discussion of certain risks you should consider in connection with an investment in the notes.

	Per Note	Total
Price to public(1)	99.889%	$299,667,000
Underwriting discount	0.650%	$1,950,000
Proceeds, before offering expenses, to us(1)	99.239%	$297,717,000

(1)	Plus accrued interest, if any, from November 13, 2013.

None of the U.S. Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We do not intend to apply for listing of the notes on any securities exchange or automated quotation system. Currently, there is no public market for the notes.

We expect that delivery of the notes will be made through the book-entry facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”), against payment in New York, New York on or about November 13, 2013.

Joint Book-Running Managers

Barclays	Citigroup	Deutsche Bank Securities	HSBC

Co-Managers

BNY Mellon Capital Markets, LLC	Lloyds Securities	US Bancorp

The date of this prospectus supplement is November 5, 2013

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offer and sale by us of the notes. You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, results of operations, financial condition and prospects may have changed since those dates.

This prospectus supplement contains basic information about us and the notes. This prospectus supplement may add, update or change information contained in or incorporated by reference into the accompanying prospectus. In addition, the information incorporated by reference into the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus or any information incorporated therein by reference, this prospectus supplement will apply and supersede such information. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, and the Exchange Control Act 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the New York Stock Exchange (the “NYSE”) is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the notes described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents of Bermuda for exchange control purposes.

In granting such consent, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.

In this prospectus supplement, unless otherwise indicated, references to “we,” “us” or “our” refer to Aspen Holdings or Aspen Holdings and its subsidiaries, Aspen Insurance UK Limited (“Aspen U.K.”), Aspen (UK) Holdings Limited (“Aspen U.K. Holdings”), Aspen (US) Holdings Limited (“Aspen U.S. Holdings Ltd.”), Aspen Bermuda Limited (“Aspen Bermuda”, formerly Aspen Insurance Limited), Aspen Insurance UK Services Limited (“Aspen U.K. Services”), AIUK Trustees Limited (“AIUK Trustees”), Aspen Underwriting Limited (“AUL,” corporate member of Lloyd’s Syndicate 4711, “Syndicate 4711”), Aspen Managing Agency Limited (“AMAL”), Aspen U.S. Holdings Inc. (“Aspen U.S. Holdings”), Aspen Specialty Insurance Company (“Aspen Specialty”), Aspen Specialty Insurance Management, Inc. (“Aspen Management”), Aspen Re America, Inc. (“Aspen Re America”), Aspen Insurance U.S. Services Inc. (“Aspen U.S. Services”), Aspen Re America CA, LLC (“ARA — CA”), Aspen Specialty Insurance Solutions, LLC (“ASIS”), Aspen Re America Risk Solutions LLC (“Aspen Solutions”), Acorn Limited (“Acorn”), APJ Continuation Limited (“APJ”), APJ Asset Protection Jersey Limited (“APJ Jersey”), Aspen UK Syndicate Services Limited (“AUSSL”, formerly APJ Services Limited), Aspen Risk Management Limited (“ARML”), Aspen Recoveries Limited (“Aspen Recoveries”), Aspen American Insurance Company (“AAIC”), Aspen Capital Management, Ltd (“ACM”), Silverton Re Ltd. (“Silverton”), Aspen Cat Fund

S-ii

Limited (“ACF”), Peregrine Reinsurance Ltd (“Peregrine”), Aspen Capital Advisors Inc. (“ACA”) and the other direct or indirect subsidiaries collectively, as the context requires. Aspen U.K., Aspen Bermuda, Aspen Specialty, AUL, as corporate member of Syndicate 4711, and AAIC are each referred to herein as an “insurance subsidiary,” and collectively referred to as the “insurance subsidiaries.”

S-iii

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement carefully, including the sections entitled “Forward-Looking Statements” and “Risk Factors,” the documents incorporated by reference into this prospectus supplement (including the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012), our financial statements and notes thereto incorporated by reference into this prospectus supplement, and the accompanying base prospectus, before making an investment decision.

Overview of the Group

We are a Bermuda holding company. We write insurance and reinsurance principally through our subsidiaries in three major jurisdictions:

•	the United Kingdom, through Aspen U.K., an insurer authorized by the United Kingdom Prudential Regulation Authority, and AUL, as corporate member of Syndicate 4711 at Lloyd’s of London;

•	Bermuda, through Aspen Bermuda; and

•	the United States, through Aspen Specialty and AAIC.

Our subsidiary, Aspen U.K., also has branches in Paris, France, Zurich, Switzerland, Dublin, Ireland, Cologne, Germany, Singapore, Australia, and Canada. We operate in global markets for property, casualty and specialty insurance and reinsurance.

We manage our business in two segments, insurance and reinsurance, to enhance and better serve our global customer base. Our insurance segment consists of property insurance, casualty insurance, marine, energy and transportation insurance, financial and professional lines insurance, and program business. Our reinsurance segment consists of property catastrophe reinsurance, other property reinsurance, casualty reinsurance and specialty reinsurance.

The Offering

Issuer	Aspen Insurance Holdings Limited, a Bermuda holding company

Notes Offered	$300,000,000 aggregate principal amount of 4.650% Senior Notes due 2023

Maturity Date	November 15, 2023

Issue Price	99.889%

Issue Date	November 13, 2013

Interest Rate and Interest Payment Dates	The notes will bear interest at 4.650% per annum from November 13, 2013 to, but excluding, November 15, 2023, payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2014.

Day Count Convention	30/360

Ranking	The notes will be the senior unsecured general obligations of Aspen Holdings and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding.

We conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. The notes will not be guaranteed by any of our subsidiaries and will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. As of September 30, 2013, the consolidated liabilities of our subsidiaries that were structurally senior to the notes were $5,167.9 million.

Optional Redemption	We may redeem the notes, in whole at any time or in part from time to time, at our option, at a “make-whole” redemption price equal to the greater of:

•	100% of the principal amount being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the notes being redeemed, discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined herein) plus 30 basis points, plus, in either case, any accrued and unpaid interest to, but excluding, the redemption date. See “Description of Notes — Optional Redemption.”

Additional Amounts	Subject to certain limitations and exceptions, we will make payments of principal, premium, if any, interest and any other amounts on the notes without withholding or deduction at source for taxes imposed by Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes, or any other jurisdiction from which or through which payment is made by Aspen Holdings. See “Description of Notes — Payment of Additional Amounts.”

Tax Redemption	We may redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date, at any time certain tax events occur as described in “Description of Notes — Redemption for Tax Purposes.”

Covenants

Subject to certain exceptions, so long as any of the notes remain outstanding, we have agreed that neither we nor any of our subsidiaries will (i) create a lien on any shares of capital stock of any Designated Subsidiary (as defined herein), or (ii) issue, sell, assign, transfer or otherwise dispose of any shares of capital stock of any Designated Subsidiary. See “Description of Notes — Limitations on Liens on Stock of Designated Subsidiaries,” and “— Limitations on Disposition of Stock of Designated Subsidiaries.”

In addition, unless certain conditions are met, we have also agreed not to merge or consolidate with, or transfer our properties and assets, as an entirety or substantially as entirety, to any person, or permit any person to consolidate or merge with us, or transfer its properties and assets as an entirety or substantially as an entirety to us. See “Description of Notes — Consolidation, Amalgamation, Merger and Sale of Assets.”

Sinking Fund	There is no sinking fund for the notes.

Use of Proceeds	We expect that the net proceeds from this offering to us, after deducting the underwriters’ discounts but before expenses, will be $297,717,000. The net proceeds will be used to pay the redemption price on the 6.00% Senior Notes due August 15, 2014, of which $250 million of aggregate principal amount was outstanding as of the date of this prospectus supplement, and to pay related fees, expenses and premiums. Any remaining net proceeds from this offering may be used for general corporate purposes.

Listing	The notes will not be listed on any exchange or automated quotation system.

No Trading Market	The notes are a new issue for which there is no established trading market. Although the underwriters have informed us that they currently intend to make a market in the notes, they are not obligated to do so and any such market may be discontinued at any time without notice. We cannot assure you that an active or liquid market for the notes will develop or be maintained.

Form and Denomination of the Notes	The notes will be represented by one or more global notes in book-entry form registered in the name of The Depository Trust Company or its nominee. This means that holders will not receive a certificate for their notes and the notes will not be registered in their names. Ownership interests in the notes will be shown on, and transfers of the notes will be effected only through, records maintained by participants in The Depository Trust Company, including Clearstream and Euroclear. The Depository Trust Company and the paying agent for the notes will be responsible for interest payments to you. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The notes and the indenture pursuant to which we will issue the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	Deutsche Bank Trust Company Americas

Additional Notes	We may, without the consent of the holders of any of the notes, issue additional notes from time to time after this offering, having terms identical in all respects to the notes offered by this prospectus supplement, except for the issue date, the issue price and, in some cases, the initial interest payment date, as described under “Description of Notes — General.”

RISK FACTORS

An investment in the notes involves risks. You should consider carefully the following risk factors and all other information set forth and incorporated by reference in this prospectus supplement and accompanying prospectus, including the “Risk Factors” set forth in our most recent Annual Report on Form 10-K, for information on factors that may affect our future results. These factors could cause our actual results to differ materially from those in the forward-looking statements contained in this prospectus supplement and other documents that we file with the U.S. Securities and Exchange Commission (the “SEC”). These risks and uncertainties are not the only ones that we face or that relate to an investment in our notes. Additional risks not presently known to us or that we currently deem immaterial may also impair our future business or results of operations. Any of these risks could result in a significant or material adverse effect on our results of operations or financial condition.

Risks Relating to the Notes

The notes will be structurally subordinated to all the indebtedness and other liabilities of Aspen Holdings’ subsidiaries, and junior to its secured indebtedness to the extent of the value of the assets securing such indebtedness, which may impact your ability to receive payment on the notes.

The notes are obligations exclusively of us and will not be guaranteed by our subsidiaries. We are a holding company and conduct substantially all our operations through our subsidiaries. Our ability to meet our obligations under the notes will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends to us or to advance or repay funds to us, which are subject to regulatory and other restrictions. See “Risk Factors — Risks Relating to Our Ordinary Shares — Our ability to pay dividends or to meet ongoing cash requirements may be constrained by our holding company structure” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. On October 21, 2013, the Prudential Regulation Authority, the regulatory agency which oversees the prudential regulation of insurance companies in the U.K. such as Aspen U.K., requested that it be afforded the opportunity to provide a prior “non-objection” to all future dividend payments made by Aspen U.K. Our right to participate as an equity holder in any distribution of assets of any subsidiary (and thus the ability of holders of the notes to benefit as creditors of Aspen Holdings from such distribution) is junior to creditors of that subsidiary, including policyholders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders. As a result, claims of holders of the notes will be effectively subordinated to the claims of existing and future policyholders and other creditors of our subsidiaries. In the event of our liquidation or reorganization, holders of the notes will generally have a junior position to claims of creditors of our subsidiaries. As of September 30, 2013, the consolidated liabilities of our subsidiaries that were structurally senior to the notes were $5,167.9 million. Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes. In the event of our liquidation or reorganization, holders of the notes will generally have a junior position to claims of creditors of our subsidiaries.

The notes will not be secured, and thus the notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. As of September 30, 2013, without giving effect to the offering of the notes and the application of the proceeds therefrom, we had $499.2 million principal amount of outstanding senior indebtedness, none of which would have been secured indebtedness.

If a public market for the notes does not develop, your ability to resell the notes and the market price for the notes may be adversely affected.

The notes are a new issue for which there is no established trading market. The notes will not be listed on any national securities exchange or automated quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and could stop making a market in the notes at any time without notice. The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. A trading market for the notes may not develop or any such market may not have sufficient liquidity. The price at which you will be able to sell the notes may be less than the price paid for them due to prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and other factors.

The indenture under which the notes will be issued contains only limited protection for holders of the notes in the event we are involved in a reorganization, restructuring, merger or similar transaction in the future.

The indenture under which the notes will be issued may not sufficiently protect holders of the notes in the event we are involved in a reorganization, restructuring, merger or similar transaction. The indenture does not contain any provisions restricting our or any of our subsidiaries’ ability to incur additional debt, including additional senior debt, pay dividends on or purchase or redeem capital stock, sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets and our ability to sell the stock of certain subsidiaries), enter into transactions with affiliates, create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions, or create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Our option to redeem the notes in certain circumstances may adversely affect your return on the notes.

The notes will be redeemable at our option. Redemption may occur at a time when prevailing interest rates are relatively low. If this happens, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the redeemed notes. See “Description of Notes — Optional Redemption” and “— Redemption for Tax Purposes.”

U.S. persons who own our notes may have more difficulty in protecting their interests than U.S. persons who are creditors of a U.S. corporation.

Creditors of a company in Bermuda, such as Aspen Holdings, may enforce their rights against Aspen Holdings by legal process in Bermuda. The creditor would first have to obtain a judgment in its favor against Aspen Holdings by pursuing a legal action in Bermuda. This would entail retaining attorneys in Bermuda and (in the case of a plaintiff who is a U.S. person) pursuing an action in a jurisdiction which would be foreign to the plaintiff. The costs of pursuing such an action could be more costly than pursuing corresponding proceedings against a U.S. person.

Appeals from decisions of the Supreme Court of Bermuda (the first instance court for most civil proceedings in Bermuda) may be made in certain cases to the Court of Appeal for Bermuda. In turn, appeals from the decisions of the Court of Appeal may be made in certain cases to the English Privy Council. Rights of appeal in Bermuda may be more restrictive than rights of appeal in the United States.

In the event that Aspen Holdings becomes insolvent, the rights of a creditor against Aspen Holdings would be severely impaired. In the event of an insolvent liquidation (or appointment of a provisional liquidator), a creditor may pursue legal action only upon obtaining permission to do so from the Supreme Court of Bermuda. The rights of creditors in an insolvent liquidation will extend only to proving a claim in the liquidation and receiving a dividend pro rata along with other unsecured creditors to the extent of the available assets of Aspen Holdings (after the payment of costs of the liquidation).

The impairment of the rights of an unsecured creditor may be more severe in an insolvent liquidation in Bermuda than would be the case where a U.S. person has a claim against a U.S. corporation which becomes insolvent. This is so mainly because in the event of an insolvency Bermuda law may be more generous to secured creditors (and hence less generous to unsecured creditors) than U.S. law. The rights of secured creditors in an insolvent liquidation in Bermuda remain largely unimpaired, with the result that secured creditors will be paid in full to the extent of the value of the security they hold. Another possible consequence of the favorable treatment of secured creditors under Bermuda insolvency law is that a rehabilitation of an insolvent company in Bermuda may be more difficult to achieve than the rehabilitation of an insolvent U.S. corporation.

In addition, under Bermuda law and our bye-laws, we may indemnify our directors, officers, any other persons appointed to a committee of the Board of Directors or resident representative (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense, incurred or suffered by such persons by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of their duties; provided that such indemnification shall not extend to any matter which would render such indemnification void under the Bermuda Companies Act 1981.

Additional United States Federal Income Tax Risks

Potential FBAR reporting and reporting of “specified foreign financial assets.”

U.S. persons holding notes should consider their possible obligation to file a IRS Form TD F 90-22.1 — Report of Foreign Bank and Financial Accounts or IRS Form 8938 — Statement of Specified Foreign Financial Assets — with respect to the notes. Holders of notes should consult their tax advisors with respect to these or any other reporting requirement which may apply with respect to their acquisition of notes.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may include, and we may from time to time make other verbal or written, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, including statements regarding our capital needs, business strategy, expectations and intentions. Statements that use the terms “believe,” “do not believe,” “anticipate,” “expect,” “plan,” “estimate,” “project,” “seek,” “will,” “may,” “aim,” “likely,” “continue,” “intend,” “guidance” and similar expressions of a future or forward-looking nature are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. The risks, uncertainties and other factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC and other cautionary statements made in this report, as well as the following factors, should be read and understood as being applicable to all related forward-looking statements wherever they appear in this report.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•

the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated;

•	the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models;

•	evolving issues with respect to interpretation of coverage after major loss events;

•	any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks;

•	the effectiveness of our risk management loss limitation methods;

•

changes in the total industry losses, or our share of total industry losses, resulting from past events such as Superstorm Sandy in 2012, the Costa Concordia incident in early 2012, the floods in Thailand, various losses from the U.S. storms and the earthquake and ensuing tsunami in Japan in 2011, the floods in Australia in late 2010 and early 2011, the Deepwater Horizon incident in the Gulf of Mexico in 2010, the Chilean and the New Zealand Earthquakes in 2010, Hurricanes Ike and Gustav in 2008 and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law;

•	the impact of one or more large losses from events other than natural catastrophes or by unexpected accumulation of attritional losses;

•	the impact of acts of terrorism, acts of war and related legislation;

•	decreased demand for our insurance or reinsurance products and cyclical changes in the insurance and reinsurance industry;

•	any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate;

•	the level of inflation in repair costs due to limited availability of labor and materials after catastrophes;

•

increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers, or other factors and the related demand and supply dynamics as contracts come up for renewal;

•

a decline in our operating subsidiaries’ ratings with Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, A.M. Best Company, Inc. or Moody’s Investors’ Service Inc.;

•	the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations;

•	our ability to execute our business plan to enter new markets, introduce new products and develop new distribution channels, including their integration into our existing operations;

•	our reliance on the assessment and pricing of individual risks by third parties;

•	our dependence on a few brokers for a large portion of our revenues;

•	the persistence of heightened risks, including excess sovereign debt, the banking system and the Eurozone debt crisis;

•	our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns;

•	changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results;

•	the risk of a material decline in the value or liquidity of all or parts of our investment portfolio;

•

changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market conditions or changes in our financial position;

•	changes in government regulations or tax laws in jurisdictions where we conduct business;

•	Aspen Holdings or Aspen Bermuda becoming subject to income taxes in the United States or the United Kingdom;

•	loss of one or more of our senior underwriters or key personnel;

•	our reliance on information technology and third party service providers for our operations and systems; and

•	increased counterparty risk due to the credit impairment of financial institutions.

In addition, any estimates relating to loss events involve the exercise of considerable judgment in the setting of reserves and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimates represent a determination from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates and reserves, there can be no assurance that our ultimate losses will remain within the estimated amounts.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise or disclose any difference between our actual results and those reflected in such statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this report reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the points made above. You should specifically consider the factors identified in this report which could cause actual results to differ before making an investment decision.

USE OF PROCEEDS

We expect that the net proceeds from this offering to us, after deducting the underwriters’ discounts but before expenses, will be $297,717,000. The net proceeds will be used to pay the redemption price on the 6.00% Senior Notes due August 15, 2014, of which $250 million of aggregate principal amount was outstanding as of the date of this prospectus supplement, and to pay related fees, expenses and premiums. Any remaining net proceeds from this offering may be used for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of September 30, 2013 on an actual basis and as adjusted to give effect to the issuance and sale of the notes offered hereby and the redemption of the 6.00% Senior Notes due 2014. This table should be read in conjunction with our audited and unaudited consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. There has been no material change to our capitalization or indebtedness since September 30, 2013 except as set forth below.

	As of September 30, 2013(1)(2)(3)
	Actual	As Adjusted
	(Unaudited) ($ in millions)
Debt Outstanding:
Long-term debt obligations
4.650% Senior Notes due 2023	$—	$300.0
6.00% Senior Notes due 2020	249.5	249.5
6.00% Senior Notes due 2014	249.7	—

Total long-term debt obligations	$499.2	$549.5

Shareholders’ Equity:
Ordinary shares (par value 0.15144558¢ each)	$0.1	$0.1
Minority interest	(0.1)	(0.1)
7.250% Perpetual preference shares (liquidation preference $25 each)	154.5	154.5
7.401% Perpetual preference shares (liquidation preference $25 each)	130.7	130.7
5.950% Fixed-to-Floating Rate Perpetual Non-Cumulative preference shares (liquidation preference $25 each)	270.4	270.4
Additional paid-in capital	742.0	742.0
Retained earnings	1,714.4	1,714.4
Accumulated other comprehensive income, net of taxes	259.1	259.1

Total Shareholders’ Equity	$3,271.1	$3,271.1

Total Capitalization	$3,770.3	$3,820.6

(1)	For a discussion of letters of credit, revolving credit facilities and senior notes we have entered into or issued, see “Commitments and Contingencies” and “Credit Facility and Long-term Debt” in the footnotes to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as supplemented by our unaudited consolidated financial statements in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2013, the six months ended June 30, 2013 and the nine months ended September 30, 2013.

(2)	This table does not give effect to any share purchases of our ordinary shares in the amount of $2.8 million from September 30, 2013 to November 4, 2013.

(3)	The “As Adjusted” column assumes the redemption of the 6.00% Senior Notes due August 15, 2014 in conjunction with the issuance of the notes offered pursuant to this prospectus supplement. It does not include any charges relating to the redemption of the 6.00% Senior Notes due August 15, 2014. In addition, issue costs in relation to the notes offered herein have not been deducted as they will be capitalized and amortized over the term of the notes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preference share dividends for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 and for the nine months ended September 30, 2013:

	Nine Months Ended September 30	Year Ended December 31
	2013	2012	2011(2)(3)		2010	2009	2008
Ratio of earnings to fixed charges and preference share dividends(1)	5.41x	5.13x	(1.96	)x	8.68x	13.07x	3.09x

(1)	For purposes of computing these ratios, earnings consist of net income before tax, excluding interest expense. Fixed charges consist of interest expense on our notes, and dividends on our 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, 7.401% Perpetual Preference Shares and 7.250% Perpetual Preference Shares, grossed up at the effective rate of tax.

(2)	For the year ended December 31, 2011, the net result before tax was a loss of $147.3 million, which resulted in a deficiency of $175.9 million.

(3)	In 2012, we adopted the provision of ASU 2010-26, “Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.” Under the standard, we are required to expense the proportion of our general and administrative deferred acquisition costs not directly related to successful acquisition. For more information on the impact of ASU 2010-26, see “Basis of Preparation and Significant Accounting Policies — New Accounting Policies,” in the footnotes to our audited consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

DESCRIPTION OF NOTES

The following summary of the particular terms of the notes we are offering supplements the description of the general terms and provisions of the debt securities set forth under “Description of the Debt Securities” beginning on page 33 in the accompanying prospectus. The accompanying prospectus contains a detailed summary of additional provisions of the notes. The following description replaces the description of the debt securities in the accompanying prospectus to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. This summary is not complete and we encourage you to read the accompanying prospectus and the indenture referred to below, a copy of which is filed as an exhibit to the registration statement described in the accompanying prospectus.

As used in this “Description of Notes” section, “we,” “our,” and “Aspen Holdings” mean Aspen Insurance Holdings Limited and do not include its subsidiaries.

General

The 4.650% Senior Notes due 2023 offered by this prospectus supplement will constitute a new, single series of senior debt securities (as described in the accompanying prospectus). We will issue the notes under the indenture dated as of August 16, 2004, between us and Deutsche Bank Trust Company Americas, as trustee (the “trustee”), which is more fully described in the accompanying prospectus and is referred to in such prospectus as the “senior indenture,” as supplemented by the third supplemental indenture to be dated November 13, 2013 (the “third supplemental indenture” and, together with the senior indenture, the “indenture”). The indenture does not limit the aggregate principal amount of notes of this series that we may issue.

The notes will bear interest at the rate of 4.650% per annum from the issue date to, but excluding, November 15, 2023. Interest on the notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2014, to holders of record at 5:00 p.m., New York City time, on the immediately preceding May 1 and November 1, respectively. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The notes will be issued in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the notes initially in the aggregate principal amount of $300,000,000.

If any interest payment date, the maturity date or the redemption date of a note falls on a day that is not a business day, the required payment to be made on such date will be made on the immediately succeeding business day as if made on the date that such payment was due and no additional interest will accrue on such payment for a period from and after the interest payment date, maturity date or redemption date, as the case may be, to the date of the payment on the next succeeding business day.

Interest payments for the notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be. Interest on the notes which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the notes are so registered on such regular record date.

We may, without the consent of the holders of any of the notes, issue additional notes from time to time after this offering, having terms identical in all respects to the outstanding notes, except for the issue date, the issue price and, in some cases, the initial interest payment date. The notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.

Ranking

The notes will be senior debt of Aspen Holdings. They will rank equally in right of payment with all of our current and future unsecured and unsubordinated indebtedness. The notes will be junior to all of our current and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

We are a holding company and as such conduct substantially all of our operations through our direct and indirect subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. As of September 30, 2013, the liabilities of our subsidiaries that were structurally senior to the notes were $5,167.9 million.

Optional Redemption

We may redeem the notes in whole at any time or in part from time to time, at our option, at a “make-whole” redemption price equal to the greater of:

•	100% of the principal amount being redeemed; or

•

the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in either case, any accrued and unpaid interest to, but excluding, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Quotation Agent (as defined below) as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date for the notes, (1) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (1) each of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will appoint therefor another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date for the notes being redeemed.

“Treasury Rate” means, for any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

We will send the holders of the notes to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the notes outstanding, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the notes to be redeemed in whole or in part.

Unless we default in the payment of the redemption price, the notes called for redemption shall cease to accrue any interest on and after the redemption date.

Redemption for Tax Purposes

We may redeem the notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to, but not including, the date fixed for redemption, if at any time we determine in good faith that as a result of:

•

any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the notes; or

•	any action taken by any taxing jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to us,

we would be required as of the next interest payment date to pay additional amounts with respect to the notes as provided in “Payment of Additional Amounts” below and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the notes under this provision, we will give written notice of such election to the trustee and the holders of the notes. Interest on the notes will cease to accrue on and after the redemption date unless we default in the payment of the redemption price.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of additional amounts or withholding if a payment in respect of the notes were then due. In any event, prior to the publication or mailing or any notice of redemption of the notes pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the notes.

Limitations on Liens on Stock of Designated Subsidiaries

The indenture provides that, so long as any notes are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness (as defined below) secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a “Lien”) upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the notes (and, if we so elect, any other Indebtedness of ours that is not subordinated to the notes and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.

For purposes of the indenture, “capital stock” of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 20% of our consolidated book value (including such Designated Subsidiary). As of September 30, 2013, our only Designated Subsidiaries were Aspen U.K. and Aspen Bermuda.

The term “Indebtedness” means, with respect to any person:

(1)  the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2)  all capitalized lease obligations of such person;

(3)  all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)  all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(5)  all obligations of the type referred to in any of clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

(6)  all obligations of the type referred to in any of clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(7)  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in any of clauses (1) through (6) above.

Limitations on Disposition of Stock of Designated Subsidiaries

The indenture also provides that, so long as any notes are outstanding and except in a transaction otherwise governed by such indenture, we will not, nor will we permit any subsidiary to, issue, sell, assign, transfer or otherwise dispose of (other than to us or another Designated Subsidiary) any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain our subsidiary and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that the foregoing will not prohibit:

•

any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by our Board of Directors pursuant to a resolution adopted in good faith; and

•	any such issuance or disposition of securities required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing:

•	we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%; and

•

we may, subject to the provisions described under “— Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our Board of Directors pursuant to a resolution adopted in good faith.

Consolidation, Amalgamation, Merger and Sale of Assets

The indenture provides that we may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with us) or convey, transfer, sell or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with us), or (2) permit any person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

•

such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the notes issued thereunder, and the performance of our obligations under the indenture and the notes issued thereunder;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

•	certain other documents are delivered.

Certain Other Covenants

Except as otherwise permitted under “— Limitations on Liens on Stock of Designated Subsidiaries” and “— Consolidation, Amalgamation, Merger and Sale of Assets” described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We will not, however, be required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to any holders of the notes.

Events of Default

The following events will constitute an event of default under the indenture with respect to the notes (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)  default in the payment of any interest on the notes, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2)  default in the payment of the principal of or any premium, if any, on the notes, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3)  default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

(4)  default in the payment at maturity of our Indebtedness in excess of $50,000,000 or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there has been given written notice as provided in the indenture;

(5)  we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(6)  certain events relating to our bankruptcy, insolvency or reorganization; or

(7)  our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to us.

If an event of default with respect to the notes (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes by written notice as provided in the indenture may declare the principal amount of all outstanding notes to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that, within 60 days after the trustee shall have knowledge of the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the notes, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the notes unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any notes, the trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the holders of the notes.

If an event of default occurs, has not been waived and is continuing with respect to the notes, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the notes by all appropriate judicial proceedings. After an event of default, the trustee is required to exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes.

Under the Bermuda Companies Act 1981, as amended, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the notes; provided, however, that no such modification, amendment or supplement may, without the consent of the holder of each outstanding note affected thereby,

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the notes;

•

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the notes;

•	change our obligation to pay additional amounts with respect to the notes;

•	change the redemption provisions of the notes in a manner that adversely affects holders of the notes;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the notes is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the notes (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the notes, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of the notes in the applicable section of the indenture;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the notes except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

•	modify any of the above provisions.

We and the trustee may modify or amend the indenture and the notes without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

•	add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the notes;

•

cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not materially adversely affect the interests of the holders of the notes;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the notes under the indenture;

•	add any additional events of default with respect to the notes;

•	to provide security for the notes; or

•	make any other change that does not materially adversely affect the interests of the holders of the notes.

The holders of at least a majority in aggregate principal amount of the notes may, on behalf of the holders of the notes, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the notes may, on behalf of the holders of the notes, waive any past default and its consequences under the indenture with respect to the notes, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the notes or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

Under the indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “— Events of Default” described above.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the notes with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the notes have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

The indenture provides that, unless the provisions of Section 12.2 are made inapplicable to the notes pursuant to Section 3.1 of the indenture, we may elect either to:

•

defease and be discharged from any and all obligations with respect to the notes (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the notes and other obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) (“defeasance”) or

•

be released from our obligations with respect to the notes under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay the principal of, any premium and interest on the notes on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

(1)  the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,

(2)  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the notes to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

(3)  we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

(4)  with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors.

“Government Obligations” means debt securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in the case of clauses (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

In the event we effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the notes is made by Aspen Holdings (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

•	the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein; or

•

an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof).

If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such note or in the indenture to be then due and payable.

However, we will not be required to pay any additional amounts for or on account of:

(1)  any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of rights with respect to, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;

(2)  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)  any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(5)  any combination of items (1), (2), (3) and (4) above.

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The notes will be registered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of one or more permanent global notes in fully registered, book-entry form, which we refer to as “Global Notes.” Each Global Note will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor thereto, as depositary, and registered in the name of Cede & Co., a nominee of DTC.

The deposit of Global Notes with DTC and their registration in the name of DTC’s nominee effect no change in beneficial ownership. Ownership of beneficial interests in a Global Note will be limited to DTC participants (including participants such as Euroclear and Clearstream) or persons who hold interests through DTC participants. We understand that DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants in DTC to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants (including participants such as Euroclear and Clearstream) will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC or its nominee or a common depositary is the registered holder of a Global Note, DTC or that nominee or common depositary will be considered the sole owner and holder of the Global Notes, and of the notes represented thereby, for all purposes under the indenture and the notes. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear and Clearstream. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered holders of notes under the indenture or the notes. Unless and until it is exchanged in whole or in part for notes in definitive form, no Global Note may be transferred except as a whole by DTC to its nominee.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Notes.

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.

We will make all payments of principal of and interest on the notes to DTC. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the Global Notes. We expect that upon the issuance of a Global Note, DTC or its custodian will credit on its internal system the respective principal amount of the individual beneficial interest represented by such Global Note to the accounts of its participants. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of those ownership interests will be effected through, records maintained by DTC or its nominee (with respect to interests of participants) or by any such participant (with respect to interests of persons held by such participants on their behalf).

Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Global Notes will be effected only through entries made on the books of participants acting on behalf of beneficial owners. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a participant in DTC, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, in the event that we request any action of holders of notes or that an owner of a beneficial interest in the notes desires to give or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through participants to give or to take the action or would otherwise act upon the instructions of beneficial owners.

Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Note may be subject to various policies and procedures adopted by DTC from time to time, and DTC may discontinue its operations entirely at any time. We also expect that payments, conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners, will be governed by standing instructions and customary practices as is now the case with securities held for accounts of customers registered in the names of nominees for those customers, subject to any statutory or regulatory requirements as may be in effect from time to time, and will be the responsibility of the participants. None of we, the trustee, any of our respective agents or the underwriters will have any responsibility or liability for any aspect of DTC’s or any DTC participant’s records relating to, or for payments made on account of, beneficial interests in any Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests, or for the performance by DTC or the participants of their respective obligations under the rules and procedures governing their operations.

Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in a Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective depositaries.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC Participant will be credited during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date and such credit of any transactions in interests in a Global Note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Interests in a Global Note will be exchanged for notes in certificated form only if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and in either case we thereupon fail to appoint a successor depositary within 90 days after receiving such notice or becoming aware of such condition;

•	we in our sole discretion determine that the Global Note will be exchangeable for notes in certificated form and notify the trustee of our decision; or

•	an event of default shall have occurred and be continuing with respect to the notes.

Upon the occurrence of such an event, owners of beneficial interests in such Global Note will receive physical delivery of notes in certificated form. All certificated notes issued in exchange for an interest in a Global Note or any portion thereof will be registered in such names as DTC directs. Such notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be in registered form only, without coupons.

Payments and Paying Agent

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and any additional amounts) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, premium, if any, interest and any additional amounts with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

The trustee will initially act as our paying agent with respect to the notes. We may change the paying agent without prior notice to the holders of the notes, and we or any of our wholly-owned subsidiaries may act as paying agent.

Registrar; Transfer and Exchange

We have appointed the trustee as a registrar under the indenture. We may rescind such designation without prior notice to the holders of the notes, and we or any of our subsidiaries may act as a registrar.

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder of the notes, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a mailing of notes to be redeemed.

We will treat the registered holder of a note as its owner for all purposes.

Information Concerning the Trustee

Deutsche Bank Trust Company Americas is the trustee and paying agent under the indenture and is one of a number of banks with which Aspen Holdings and its subsidiaries maintain banking relationships in the ordinary course of business. Deutsche Bank Securities Inc., an affiliate of Deutsche Bank Trust Company Americas, is an underwriter in this offering.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL TAX CONSIDERATIONS

The following summary of the taxation of our Noteholders (as defined below) is based upon current law and is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations (i) under “Material Tax Considerations — Taxation of Noteholders — Bermuda Taxation” is based upon the advice of Appleby (Bermuda) Limited, Hamilton, Bermuda, our Bermuda counsel and (ii) under “Material Tax Considerations — Taxation of Noteholders — United States Taxation” is based upon the advice of Willkie Farr & Gallagher LLP, New York, New York (the advice of such firms does not include any factual or accounting matters, determinations or conclusions, including facts relating to our business or activities). The discussion is based upon current law. The tax treatment of a Noteholder, or of a person treated as a Noteholder for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the Noteholder’s particular tax situation. Statements contained herein as to the beliefs, expectations and conditions of Aspen Holdings and its subsidiaries as to the application of such tax laws or facts represent the view of management as to the application of such laws and do not represent the opinions of counsel.

PROSPECTIVE NOTEHOLDERS SHOULD CAREFULLY EXAMINE THE RELATED PROSPECTUS SUPPLEMENT AND SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING OUR NOTES.

Taxation of Noteholders

Bermuda Taxation.

Currently, there is no Bermuda withholding tax on interest paid by the Company. In addition, currently no Bermuda tax will be imposed upon a sale or other disposition of notes by Noteholders that are not ordinarily resident in Bermuda.

United States Taxation.

The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of the notes. Unless otherwise stated, this summary deals only with beneficial owners of notes (“Noteholders”) who acquire the notes at their original issue price and who hold the notes as capital assets. The following discussion is only a discussion of the material United States federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular Noteholder in light of such Noteholder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain Noteholders (such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax-exempt organizations, expatriates, investors in pass-through entities, U.S. Noteholders (as defined below) whose functional currency is not the U.S. dollar, persons subject to alternative minimum tax or persons who hold the notes as part of a hedging or conversion transaction or as part of a short-sale or straddle), who may be subject to special rules or treatment under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon the Code, the Treasury regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the notes or the Noteholders. Persons considering making an investment in the notes should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. Noteholder” means a Noteholder that is, for U.S. federal income tax purposes:

(1)  an individual citizen or resident of the United States,

(2)  a corporation or entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

(3)  an estate the income of which is subject to U.S. federal income taxation regardless of its source,

(4)  a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes, or

(5)  any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

U.S. Noteholders.

Interest Payments.     Interest paid to a U.S. Noteholder on a note will be includible in such Noteholder’s gross income as ordinary interest income in accordance with the Noteholder’s regular method of tax accounting. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the notes generally will constitute passive category income.

Sale, Exchange, Redemption and Other Disposition of Notes.    Upon the sale, exchange, redemption or other disposition of a note, a U.S. Noteholder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than amounts attributable to accrued but unpaid interest, which will be taxable as interest) and the Noteholder’s adjusted tax basis in such note. A U.S. Noteholder’s adjusted tax basis in a note generally will equal the cost of such note. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year. For U.S. Noteholders other than corporations, preferential tax rates may apply to any such long-term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. Noteholder on the sale, exchange, redemption or other disposition of a note generally will be treated as U.S. source gain or loss, as the case may be.

Medicare Contribution Tax.    A 3.8% Medicare contribution tax is imposed on net investment income, including interest and capital gain, of U.S. individuals with income exceeding certain threshold amounts (i.e., generally U.S. $200,000 or U.S. $250,000 if married filing jointly), and of estates and certain trusts.

Information Reporting and Backup Withholding.    Information returns may be filed with the Internal Revenue Service (the “IRS”) in connection with payments of interest on the notes and the proceeds from a sale or other disposition of the notes unless the Noteholder establishes an exemption from the information reporting rules. A Noteholder that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the Noteholder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Noteholder will be allowed as a credit against the U.S. Noteholder’s U.S. federal income tax liability and may entitle the U.S. Noteholder to a refund, provided that the required information is timely furnished to the IRS.

FBAR Reporting and Reporting of “Specified Foreign Financial Assets.”    U.S. persons holding notes should consider their possible obligation to file an IRS Form TD-F 90-22.1 — Report of Foreign Bank and Financial Accounts or IRS Form 8938 — Statement of Specified Foreign Financial Assets — with respect to the notes. U.S. Noteholders should consult their tax advisors with respect to these or any other reporting requirement which may apply with respect to their acquisition of notes.

Non-U.S. Noteholders.

The following discussion is limited to the United States federal income tax consequences relevant to a beneficial owner of a note that is a “non-U.S. Noteholder”. For purposes of this discussion, a “non-U.S. Noteholder” is a Noteholder that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. Noteholder.

Interest and Disposition.    In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a non-U.S. Noteholder will not be subject to U.S. federal income tax with respect to payments of interest on, or gain upon the disposition of, notes, unless:

•	the interest or gain is effectively connected with the conduct by the non-U.S. Noteholder of a trade or business in the United States; or

•	in the case of gain upon the disposition of notes, the non-U.S. Noteholder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. Noteholder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. Noteholder. In addition, if such non-U.S. Noteholder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding.    If the notes are held by a non-U.S. Noteholder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally will not be required. Information reporting, and possibly backup withholding, may apply if the notes are held by a non-U.S. Noteholder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. Noteholder fails to provide appropriate information. Non-U.S. Noteholders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a note made within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives appropriate documentation and does not have actual knowledge or reason to know that the non-U.S. Noteholder is a United States person as defined under the Code, or such Noteholder otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. Noteholder will be allowed as a credit against the non-U.S. Noteholder’s U.S. federal income tax liability and may entitle the non-U.S. Noteholder to a refund, provided that the required information is timely furnished to the IRS.

THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF A NOTE SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, OWNING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., have severally agreed to purchase from us the following respective principal amounts of notes listed opposite their names below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$65,250,000
Citigroup Global Markets Inc.	65,250,000
Deutsche Bank Securities Inc.	65,250,000
HSBC Securities (USA) Inc.	65,250,000
BNY Mellon Capital Markets, LLC	13,000,000
Lloyds Securities Inc.	13,000,000
U.S. Bancorp Investments, Inc.	13,000,000

Total	$300,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes (“T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Underwriting Discount or Commission
Per note	0.650%
Total	$1,950,000

We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement, and may offer the notes to dealers at a price that represents a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than 0.250% of the principal amount of the notes to other dealers. After the initial public offering, the representatives of the underwriters may change the offering price and other selling terms.

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts, will be approximately $900,000.

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of the offering.

Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the notes. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

In the ordinary course of their respective business, certain of the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates, for which they have received, and may currently or in the future receive, customary fees and commissions. Affiliates of each of the underwriters are lenders under our letter of credit and revolving credit facility.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter, severally and not jointly, has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)  to legal entities which are qualified investors as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c) in any circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) and includes any relevant implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

VALIDITY OF THE SECURITIES

The validity of the notes and certain other legal matters will be passed upon for us by Willkie Farr & Gallagher LLP, our U.S. counsel, as to matters of U.S. federal and New York state law, and by Appleby (Bermuda) Limited, our Bermuda counsel, as to matters of Bermuda law. Willkie Farr & Gallagher LLP may rely upon the opinion of Appleby (Bermuda) Limited with respect to all matters of Bermuda law. Certain matters of U.S. federal and New York state law will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, U.S. counsel to the underwriters.

EXPERTS

The consolidated financial statements and schedules of Aspen Insurance Holdings Limited as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement on Form S-3 filed on April 5, 2013 in reliance upon the report of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein and in the registration statement on Form S-3 filed April 5, 2013, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2012 financial statements refers to a change in the method of accounting for deferred acquisition costs in 2012.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Reports, proxy statements and other information concerning Aspen Holdings can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Additional information about us may be found on the Internet at our website at http://www.aspen.co/. The information on our website is not a part of this prospectus supplement or the accompanying base prospectus and is not incorporated by reference herein.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and before the completion of the sale of all the notes covered by this prospectus supplement, shall be deemed to be incorporated by reference into this prospectus supplement; provided, however, unless otherwise explicitly set forth therein or specified below, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or any other information not deemed to be “filed” with the SEC. We specifically incorporate by reference the following:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013;

•

Our Current Reports on Form 8-K filed on February 1, 2013, February 7, 2013 (Item 5.02 only), February 27, 2013 (Item 1.01 and Item 2.03 only), April 4, 2013 (Item 8.01 only), April 24, 2013 (Item 5.02 and Item 5.07 only), April 25, 2013 (Item 8.01 only), April 29, 2013 (Item 8.01 only), May 2, 2013 (Item 3.03 only), May 30, 2013, June 13, 2013 (Item 1.01 and Item 2.03 only), July 24, 2013 (Item 5.02 only); and

•	Our Definitive Proxy Statement on Schedule 14A.

You may request a copy of this filing or any of the filings incorporated by reference herein at no cost, by writing or telephoning us at the following address:

Aspen Insurance Holdings Limited

Attention: Company Secretary

141 Front Street

Hamilton HM 19

Bermuda (441) 295-8201

You should rely only upon the information provided in this prospectus supplement, accompanying prospectus or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

PROSPECTUS

ASPEN INSURANCE HOLDINGS LIMITED

Ordinary Shares; Preference Shares; Depositary Shares Representing Ordinary

Shares or Preference Shares; Senior or Subordinated Debt Securities; Warrants

to Purchase Ordinary Shares, Preference Shares or Debt Securities; and

Purchase Contracts and Purchase Units

Ordinary Shares of Aspen Insurance Holdings Limited

Offered by the Selling Shareholders From Time to Time

We may from time to time offer and sell:

•	ordinary shares;

•	preference shares;

•	depositary shares representing ordinary shares or preference shares;

•	senior or subordinated debt securities;

•	warrants to purchase ordinary shares, preference shares or debt securities; and

•	purchase contracts and purchase units.

We may sell any combination of these securities in one or more offerings. We will describe in a prospectus supplement, which must accompany this prospectus (this “Prospectus”), the type and amount of a series of securities we are offering and selling, as well as the specific terms and initial public offering prices of these securities. Such prospectus supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and any accompanying prospectus supplement carefully before you invest in these securities.

We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell these securities to or through underwriters and also to other purchasers or through agents. If any agents or underwriters are involved in the sale of any securities, the names of the underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

In addition, certain additional selling shareholders (“selling shareholders”) may sell our ordinary shares from time to time pursuant to this Prospectus and any supplements. We will not receive any of the proceeds from the sale of our ordinary shares by selling shareholders. Any selling shareholders may be named and additional shares may be added in supplements to this Prospectus.

Our ordinary shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “AHL.” Other than for our ordinary shares, there is no market for the other securities we may offer.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.

NEITHER THE U.S. SECURITIES EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE BERMUDA MONETARY AUTHORITY OR THE BERMUDA REGISTRAR OF COMPANIES HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, and the Exchange Control Act 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the securities described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.

Under the Insurance Act 1978 of Bermuda, as amended (the “Insurance Act”), where the shares of a parent company, like Aspen Insurance Holdings Limited (“Aspen Holdings”), of an insurer registered under the Insurance Act (our wholly-owned subsidiary, Aspen Bermuda Limited (“Aspen Bermuda”), being such an insurer) are traded on any stock exchange recognized by the BMA (the NYSE is so recognized), not later than 45 days after a person becomes, directly or indirectly (through its shareholding in the parent company), a 10%, 20%, 33% or 50% shareholder controller of such insurer, that person shall file with the BMA a notice in writing stating that he has become such a controller. The BMA may serve a notice of objection on any shareholder controller of Aspen Bermuda if it appears to the BMA that the person is not fit and proper to be such a controller.

Aspen Bermuda is required to notify the BMA in writing in the event of any person becoming or ceasing to be a controller of it, a controller being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of Aspen Bermuda are accustomed to act, including any person who holds, or is entitled to exercise, 10% or more of the voting shares or voting power or is able to exercise a significant influence over the management of Aspen Bermuda.

Each of Aspen Holdings and Aspen Bermuda is required to notify the BMA in writing in the event any person has become or ceased to be an officer of it or Aspen Holdings, an officer being a director, chief executive or senior executive performing duties of underwriting, actuarial, risk management, compliance, internal audit, finance or investment matters.

The BMA and the Bermuda Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this Prospectus.

This Prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this Prospectus is April 5, 2013.

i

You should rely only on the information contained in this Prospectus. This Prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not, and the initial purchaser is not, making an offer of these securities in any state where the offer is not permitted.

ii

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, relating to the ordinary shares, preference shares, depositary shares, debt securities, warrants, purchase contracts and purchase units described in this Prospectus. This means:

•

we may issue any combination of securities covered by this Prospectus from time to time, and in the case of a secondary offering of our ordinary shares, selling shareholders may sell ordinary shares covered by this Prospectus from time to time;

•	we or any selling shareholders, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this Prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this Prospectus.

This Prospectus provides you with a general description of the securities we or any selling shareholder may offer. This Prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. You should read both this Prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this Prospectus to the “Company,” “we,” “us” or “our” refer to Aspen Insurance Holdings Limited (“Aspen Holdings”) or Aspen Holdings and its subsidiaries, Aspen Insurance UK Limited (“Aspen U.K.”), Aspen (UK) Holdings Limited (“Aspen U.K. Holdings”), Aspen (US) Holdings Limited (“Aspen U.S. Holdings Ltd.”), Aspen Insurance UK Services Limited (“Aspen UK Services”), AIUK Trustees Limited (“AIUK Trustees”), Aspen Bermuda Limited (“Aspen Bermuda”, formerly Aspen Insurance Limited), Aspen Underwriting Limited (“AUL”, corporate member of Lloyd’s Syndicate 4711, “Syndicate 4711”), Aspen Managing Agency Limited (“AMAL”), Aspen U.S. Holdings, Inc. (“Aspen U.S. Holdings”), Aspen Specialty Insurance Company (“Aspen Specialty”), Aspen Specialty Insurance Management Inc. (“Aspen Management”), Aspen Re America, Inc. (“Aspen Re America”), Aspen Insurance U.S. Services Inc. (“Aspen U.S. Services”), Aspen Re America California, LLC (“ARA — CA”), Aspen Specialty Insurance Solutions LLC (“ASIS”), Aspen Re America Risk Solutions LLC (“Aspen Solutions”), Acorn Limited (“Acorn”), APJ Continuation Ltd. (“APJ”), APJ Asset Protection Jersey Limited (“APJ Jersey”), Aspen UK Syndicate Services Limited (“AUSSL”, formerly APJ Services Limited), Aspen Risk Management Limited (“ARML”), Aspen American Insurance Company (“AAIC”), Aspen Recoveries Limited (“Aspen Recoveries”) and any other direct or indirect subsidiary collectively, as the context requires. Aspen U.K., Aspen Bermuda, Aspen Specialty, AAIC, and AUL, as corporate member of Syndicate 4711, are each referred to herein as an “Operating Subsidiary,” and collectively referred to as the “Operating Subsidiaries.” References in this report to “U.S. Dollars,” “dollars,” “$” or “¢” are to the lawful currency of the United States of America, references to “British Pounds,” “pounds” or “£” are to the lawful currency of the United Kingdom, and references to “euros” or “€” are to the lawful currency adopted by certain member states of the European Union (the “E.U.”), unless the context otherwise requires.

Any statements in this Prospectus concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

In this Prospectus, we present our financial statements in U.S. dollars. In this Prospectus, references to “U.S. Dollars,” “dollars,” “$,” or “¢” are to the lawful currency adopted by the United States of America, references to “British Pounds,” “pounds” or “£” are to the lawful currency of the United Kingdom and references to “euros” or “€” are to the lawful currency adopted by the certain member states of the EU, unless the context otherwise requires.

ASPEN INSURANCE HOLDINGS LIMITED

We are a Bermuda holding company, incorporated on May 23, 2002, and conduct insurance and reinsurance business through our subsidiaries in three major jurisdictions:

•	the United Kingdom, through Aspen U.K., an insurer authorized by the United Kingdom Financial Services Authority, and AUL, as corporate member of Syndicate 4711 at Lloyd’s of London;

•	Bermuda, through Aspen Bermuda; and

•	the United States, through Aspen Specialty and AAIC.

Our subsidiary, Aspen U.K., also has branches in Paris (France), Zurich (Switzerland), Dublin (Ireland), Cologne (Germany), Singapore, Australia and Canada. We operate in the global markets for property, casualty and specialty insurance and reinsurance.

We manage our business in two segments, insurance and reinsurance, to enhance and better serve our global customer base. Our insurance segment is comprised of property, casualty, marine, energy and transportation insurance, financial and professional lines insurance and program business. Our reinsurance segment consists of property catastrophe reinsurance, other property reinsurance (risk excess, pro rata and facultative), casualty reinsurance (U.S. treaty, international treaty and global facultative) and specialty reinsurance (credit and surety, structured, agriculture and other specialty).

Our principal executive offices are located at 141 Front Street, Hamilton HM 19, Bermuda. Our telephone number is (441) 295-8201.

For further information regarding Aspen Insurance Holdings Limited, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for more information.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K for our most recent fiscal year and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this Prospectus or incorporated by reference into this Prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties not presently known to us or that we currently deem immaterial. Our business, financial condition or operating results could be materially adversely affected by any of these risks.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference to this Prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Statements that use the terms “believe,” “do not believe,” “anticipate,” “expect,” “plan,” “estimate,” “project,” “seek,” “will,” “may,” “aim,” “likely,” “continue,” “intend,” “guidance” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. We believe that these factors include, but are not limited to, the following:

•

the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated;

•	the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models;

•	evolving issues with respect to interpretation of coverage after major loss events;

•	any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks;

•	the effectiveness of our risk management loss limitation methods;

•

changes in the total industry losses, or our share of total industry losses, resulting from past events such as Superstorm Sandy in 2012, the Costa Concordia incident in early 2012, the floods in Thailand, various losses from the U.S. storms and the earthquake and ensuing tsunami in Japan in 2011, the floods in Australia in late 2010 and early 2011, the Deepwater Horizon incident in the Gulf of Mexico in 2010, the Chilean and the New Zealand Earthquakes in 2010, Hurricanes Ike and Gustav in 2008 and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law;

•	the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses;

•	the impact of acts of terrorism and acts of war and related legislation;

•	decreased demand for our insurance or reinsurance products and cyclical changes in the highly competitive insurance and reinsurance industry;

•	any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate;

•	the level of inflation in repair costs due to limited availability of labor and materials after catastrophes;

•	increased competition on the basis of pricing, capacity, coverage terms or other factors and the related demand and supply dynamics as contracts come up for renewal;

•	a decline in our Operating Subsidiaries’ ratings with Standard & Poor’s Rating Services (“S&P”), A.M. Best Company Inc. (“A.M. Best”) or Moody’s Investors Service Inc. (“Moody’s”);

•	the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations;

•	our ability to execute our business plan to enter new markets, introduce new products and develop new distribution channels, including their integration into our existing operations;

•	our reliance on the assessment and pricing of individual risks by third parties;

•	our dependence on a few brokers for a large portion of our revenues;

•	the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone debt crisis;

•	changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results;

•	the risk of a material decline in the value or liquidity of all or parts of our investment portfolio;

•	changes in our ability to exercise capital management initiatives or to arrange banking facilities as a result of prevailing market conditions or changes in our financial position;

•	changes in government regulations or tax laws in jurisdictions where we conduct business;

•	Aspen Holdings or Aspen Bermuda becoming subject to income taxes in the United States or the United Kingdom;

•	loss of one or more of our senior underwriters or key personnel;

•	our reliance on information and technology and third-party service providers for our operations and systems; and

•	increased counterparty risk due to the credit impairment of financial institutions.

All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing list should not be construed as exhaustive and should be read in conjunction with other information included or incorporated by reference herein. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should specifically consider the factors identified in this Prospectus which could cause actual results to differ before making an investment decision.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, acquisitions and/or other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We will not receive any of the proceeds from the sale of our ordinary shares by selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference share dividends for the years ended December 31, 2012, 2011, 2010, 2009 and 2008

	Fiscal Year Ended December 31,
	2012	2011(2)(3)	2010	2009	2008
		(As Adjusted)
Ratio of earnings to fixed charges	10.56x	(3.78)x	21.62x	35.28x	9.99x
Ratio of earnings to fixed charges and preference share dividends(1)	5.13x	(1.96)x	8.68x	13.07x	3.09x

(1)

For purposes of computing these ratios, earnings consist of net income before tax, excluding interest expense. Fixed charges consist of interest expense on our long-term debt. Fixed charges and preference share dividends consists of interest expense on our long-term debt and dividends on our Perpetual PIERS, 7.401% Preference Shares and 7.250% Preference Shares (each as defined herein) grossed up at the effective rate of tax.

(2)	For the year ended December 31, 2011, the net result before tax was a loss of $143.0 million.

(3)

In 2012, the Company adopted the provision of ASU 2010-26, “Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.” Under the standard, the Company is required to expense the proportion of its general and administrative deferred acquisition costs not directly related to successful acquisition. For more information on the impact of ASU 2010-26 refer to Note 2(l) “Basis of Preparation and Significant Accounting Policies — New Accounting Policies,” of our consolidated financial statements appearing in the Company’s Annual Report on Form 10-K, filed February 26, 2013.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Our Offered Securities

We may offer from time to time under this Prospectus, separately or together:

•	ordinary shares, which we would expect to list on the NYSE;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•

depositary shares, each representing a fraction of an ordinary share or a particular series of preference shares, which would be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;

•	senior debt securities;

•	subordinated debt securities, which would be subordinated in right of payment to our Senior Indebtedness (as defined elsewhere in this Prospectus) to the degree described in the Prospectus;

•

warrants to purchase ordinary shares and warrants to purchase preference shares, which would be evidenced by share warrant certificates and may be issued under a share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to, or separate from, such other offered securities;

•

warrants to purchase debt securities, which would be evidenced by debt warrant certificates and may be issued under a debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	purchase contracts obligating holders to purchase from us a specified number of ordinary shares or preference shares at a future date or dates; and

•

purchase units, consisting of a purchase contract and, as security for the holder’s obligation to purchase ordinary shares or preference shares under the purchase contract, any of (i) our debt securities, (ii) debt obligations of third parties, including U.S. Treasury securities, or (iii) our preference shares.

We may issue the above securities or other securities from time to time under this Prospectus or supplements to this Prospectus.

Offered Securities by Selling Shareholders

Selling shareholders may also offer from time to time under this Prospectus our ordinary shares. Any selling shareholders will be named and additional shares may also be offered in supplements to this Prospectus. See “Selling Shareholders” below for more information.

DESCRIPTION OF SHARE CAPITAL

The following summary of provisions of our bye-laws is qualified in its entirety by the provisions of the bye-laws which are incorporated by reference as an exhibit to the registration statement to which this Prospectus relates or which are in effect at the time of filing of any subsequent prospectus supplement to this Prospectus. In addition, you should review any such prospectus supplement relating to an issuance or sale of ordinary shares for the number of authorized shares, the history of our share capital, a description of the historical price range of our ordinary shares and any dilutive effect with respect to the issuance of additional ordinary shares. A more detailed description of the investor options and the employee options is set forth in our Annual Report on Form 10-K for our most recent fiscal year. Any amendment to our registration statement filed under the Exchange Act on Form 8-A on November 25, 2003 with the SEC filed for the purpose of updating such description is also hereby incorporated by reference.

The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and by our bye-laws which have been incorporated by reference as an exhibit to the registration statement to which this Prospectus relates, as well as to the shareholders’ agreement, the registration rights agreement and the option instrument which are described below or which descriptions are incorporated by reference.

Ordinary Shares

In general, subject to the adjustments regarding voting set forth in “— Voting Adjustments” below, holders of our ordinary shares have one vote for each ordinary share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. Holders of our ordinary shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors (the “Board of Directors”). Holders of our ordinary shares have no redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares.

No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our ordinary shares prevailing from time to time. The sale of substantial amounts of our ordinary shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our ordinary shares.

Voting Adjustments

In general, and except as provided below, shareholders have one vote for each ordinary share held by them and are entitled to vote at all meetings of shareholders. However, if, and so long as, the shares of a shareholder in the Company are treated as “controlled shares” (as determined pursuant to section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any U.S. Person and such controlled shares constitute 9.5% or more of the votes conferred by the issued shares of Aspen Holdings, the voting rights with respect to the controlled shares owned by such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5% under a formula specified in our bye-laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. Shareholders has been reduced to less than 9.5%. In addition, the Board of Directors may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any shareholder or its affiliates. “Controlled shares” includes, among other things, all shares of the Company that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all other shareholders of Aspen Holdings whose shares were not “controlled shares” of the 9.5% U.S. Shareholder so long as such (i) reallocation does not cause any person to become a 9.5% U.S. Shareholder; and (ii) no portion of such reallocation shall apply to the shares held by the Appleby Services (Bermuda) Ltd, formerly Appleby Trust (Bermuda) Limited (the “Names’ Trustee”), except where the failure to apply such increase would result in any person becoming a 9.5% shareholder.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.

Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. Our bye-laws provide that shareholders will be notified of their voting interests prior to any vote to be taken by them.

We are authorized to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of ordinary shares attributable to any person. If any holder fails to respond to this request or submits incomplete or inaccurate information, we may, in our sole discretion, eliminate the shareholder’s voting rights. All information provided by the shareholder shall be treated by the Company as confidential information and shall be used by the Company solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists (except as otherwise required by applicable law or regulation).

For purposes of this section, the term “U.S. Person” means: (i) an individual citizen or resident of the United States, (ii) a partnership or corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Acquisition of Ordinary Shares by the Company

Under our bye-laws and subject to Bermuda law, we have the option, but not the obligation, to require a shareholder to sell to us or a third party at fair market value, as determined in the good faith discretion of the Board of Directors, the minimum number of ordinary shares which is necessary to avoid or cure any material adverse tax consequences to us, our subsidiaries or our shareholders or affiliates if the Board of Directors unanimously determines that failure to exercise such option would result in such material adverse tax consequences.

Issuance of Shares

In accordance with our bye-laws, the Board of Directors has the power to issue any unissued shares of the Company, except that with respect to preference shares having voting rights or powers together with the holders of any other class of the share capital of the Company to elect one or more directors of the Company (other than any mandatory voting rights or powers required under the Bermuda Companies Act 1981, as amended (the “Companies Act”)), the Board of Directors may only issue such preference shares if a resolution authorizing such issuance is approved by a majority of the votes cast at a meeting of the Company’s shareholders.

Non-Voting Shares

Holders of our non-voting shares have the same rights as the holders of ordinary shares, except that (unless otherwise granted a vote pursuant to the provisions of the Companies Act) they have no right to vote on any matters put before the shareholders of the Company. Since the completion of our initial public offering, each non-voting share will automatically convert, immediately upon issue, into one ordinary share carrying rights to vote.

Shareholders’ Agreement

The Company has entered into an amended and restated shareholders’ agreement dated as of September 30, 2003 with all of the shareholders who purchased their shares in our initial private placement, and certain members of management. Of these initial shareholders, the Names’ Trustee is the only remaining shareholder to which such agreement applies. For additional information, please see our most recently filed Annual Report on Form 10-K with the SEC.

Management and Employee Shareholder’s Agreements

Certain employees and directors of the Company who were granted options or who were shareholders prior to our initial public offering (each, an “Employee Shareholder” and collectively, the “Employee Shareholders”) have entered into a shareholder’s agreement with the Company. Under the agreement, the Employee Shareholders have certain registration rights under the registration rights agreement described below, subject to a maximum number of shares to be registered in connection with any particular offering. The Employee Shareholders have appointed Christopher O’Kane, the Chief Executive Officer of the Company, as their representative to act as their attorney and have given their power of attorney to him to receive notices and other communications and take decisions and exercise approvals, consents and other rights, on their behalf, under or in connection with the registration rights agreement.

On May 2, 2007, at a meeting of the Board of Directors, the Board of Directors approved the amendment of the employee shareholder agreements by accelerating the termination of certain share transfer restrictions.

Registration Rights Agreement

We entered into an amended and restated registration rights agreement, dated November 14, 2003, with the existing shareholders prior to our initial public offering, pursuant to which we may be required to register our ordinary shares held by such parties under the Securities Act. Any such shareholder party or group of shareholders (other than directors, officers or employees of the Company) that held in the aggregate $50 million of our shares had the right to request registration for a public offering of all or a portion of its shares, subject to the limitations and restrictions provided in the agreement. Of these initial shareholders, the Names’ Trustee is the only remaining shareholder to which such agreement applies.

In addition, under the registration rights agreement, if we propose to register the sale of any of our securities under the Securities Act (other than a registration on Form S-8 or S-4), such parties (now only the Names’ Trustee) holding our ordinary shares or other securities convertible into, exercisable for or exchangeable for our ordinary shares, will have the right to participate in such registration, and proportionately in any sale. The filing of the registration statement to which this Prospectus relates triggered such rights.

The registration rights agreement contains various lock-up, or hold-back, agreements preventing sales of ordinary shares just prior to and for a period following an underwritten offering. In general, we agreed in the registration rights agreement to pay all fees and expenses of registration and the subsequent offerings, except the underwriting spread or pay brokerage commission incurred in connection with the sales of the ordinary shares.

Parties to the registration rights agreement who wish to register their ordinary shares must notify us within 10 days of receipt of our notice that a registration statement will be filed, though a 20 business day period will apply for the Names’ Trustee to allow it additional time to coordinate with the trust’s beneficiaries. If the registration requested would not be delayed by the extended period provided to the Names’ Trustee, then the Names’ Trustee will participate in the underwritten offering. If a delay would occur as a result of the extended period to the Names’ Trustee, then the Names’ Trustee would be entitled to request a separate registration for sale of ordinary shares it holds on behalf of the Unaligned Members, for a non-underwritten direct resale of such shares.

Generally, the registration rights agreement may only be amended if the amendment is in writing and signed by or on behalf of shareholders party to the registration rights agreement holding 75% of the number of ordinary shares (or securities exchangeable or exercisable for or convertible into ordinary shares) that are considered registrable under the registration rights agreement (“Registrable Securities”), provided that any amendment or variation of the registration rights agreement that would adversely affect a shareholder party thereto in a disproportionate manner relative to the other shareholders parties thereto may not be effected without the consent of such disproportionately affected shareholder.

Directors, officers and employees of the Company who currently hold ordinary shares and options are deemed third party beneficiaries of some of the provisions of the registration rights agreement. However, these directors, officers and employees are not entitled to vote in connection with any amendment or variation of the registration rights agreement, unless such amendment or variation adversely affects only them or adversely affects them in a disproportionate manner relative to the other shareholders parties thereto, in which case the consent of a majority of the number of Registrable Securities held by these directors, officers and employees is required.

Bye-laws

In addition to the provisions of our bye-laws described elsewhere in this Prospectus, the following provisions are a summary of some of the other important provisions of our bye-laws.

The Board of Directors and Corporate Action.  Our bye-laws provide that the Board of Directors shall consist of not less than six and not more than 15 directors. Subject to our bye-laws, Bermuda law and to the director appointing rights contained in the Certificates of Designation relating to the Perpetual PIERS (defined below) and the Preference Shares (defined below), the directors shall be elected or appointed by holders of ordinary shares. Our Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each director shall serve for a term ending on the date of the third annual general meeting of shareholders next following the annual general meeting at which such director was elected. After the expiration of the respective terms of the initial directors as set forth above, directors of each class shall be selected by the shareholders and shall serve a term ending on the date of the third annual general meeting of shareholders following the annual general meeting at which such director was selected. Notwithstanding the foregoing, directors who are 70 years or older shall be elected every year and shall not be subject to a three-year term. In addition, notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected or until such director is removed from office or such office is otherwise vacated. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action. Corporate action may also be taken by a unanimous written resolution of the Board of Directors without a meeting and with no need to give notice, except in the case of removal of auditors or directors. The quorum necessary for the transaction of business of the Board of Directors may be fixed by the Board of Directors and, unless so fixed at any other number, shall be a majority of directors in office from time to time and in no event less than two directors.

Shareholder Action.  Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws). Our bye-laws require 21 days’ notice of annual general meetings.

The following actions shall be approved by the affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of shareholders (in each case, after taking into account voting power adjustments under the bye-laws): any amendment to Bye-Laws 13 (first sentence — Modification of Rights); 24 (Transfer of Shares); 49 (Voting); 63, 64, 65 and 66 (Adjustment of Voting Power); 67 (Other Adjustments of Voting Power), 76 (Purchase of Shares), 84 or 85 (Certain Subsidiaries); provided, however, that in the case of any amendments to Bye-Laws 24, 63, 64, 65, 66, 67 or 76, such amendment shall only be subject to this voting requirement if the Board of Directors determines in its sole discretion that such amendment could adversely affect any shareholder in any non-de minimis respect. The following actions shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of shareholders (in each case, after taking into account voting power adjustments under the bye-laws): (i) a merger or amalgamation with, or a sale, lease or transfer of all or substantially all of the assets of the Company to, a third party, where any shareholder does not have the same right to receive the same consideration as all other shareholders in such transaction; (ii) discontinuance of the Company out of Bermuda to another jurisdiction; or (iii) any amendment to Bye-Law 50.

Amendment.  Our bye-laws may be revoked or amended by a majority of the Board of Directors, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by our bye-laws.

Voting of Non-U.S. Subsidiary Shares.  If the voting rights of any shares of the Company are adjusted and we are required or entitled to vote at a general meeting of any of Aspen U.K., Aspen U.K. Holdings, Aspen Bermuda, AUL, AMAL and other of our non-U.S. subsidiaries, (together, the “Non-U.S. Subsidiaries”), our directors shall refer the subject matter of the vote to our shareholders and seek direction from such shareholders as to how they should vote on the resolution proposed by the Non-U.S. Subsidiary. Substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of the Non-U.S. Subsidiaries.

Capital Reduction.  In the event of a reduction of capital, our bye-laws permit such reduction to apply to part of a class of shares.

Corporate Purpose.  Our certificate of incorporation and memorandum of association and our bye-laws, which are incorporated by reference as exhibits to the registration statement to which this Prospectus relates, do not restrict our corporate purpose and objects.

Perpetual PIERS

In December 2005, the Board of Directors authorized the issuance and sale of up to an aggregate amount of 4,600,000 of our 5.625% Perpetual PIERS, with a liquidation preference of $50 per security (the “Perpetual PIERS”). In the event of a liquidation, winding up or dissolution of the Company, our ordinary shares will rank junior to our Perpetual PIERS.

Dividends on the Perpetual PIERS are payable on a non-cumulative basis only when, as and if declared by the Board of Directors at the annual rate of 5.625% of the $50 liquidation preference of each Perpetual PIERS, payable quarterly in cash, or if we elect, ordinary shares or a combination of cash and ordinary shares. Generally, unless the full dividends for the most recently ended dividend period on all outstanding Perpetual PIERS, any perpetual preference shares issued upon conversion of the Perpetual PIERS, the 7.401% Preference Shares (as defined below) and the 7.250% Preference Shares (as defined below) have been declared and paid, we cannot declare or pay a dividend on our ordinary shares.

Whenever dividends on any Perpetual PIERS have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of our Perpetual PIERS will be entitled to the appointment of two directors, and the number of directors that comprise the Board of Directors will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on our Perpetual PIERS and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

Each Perpetual PIERS is convertible, at the holder’s option at any time or at the Company’s option, at a conversion rate which is subject to certain adjustments.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding Perpetual PIERS and any series of appointing preference shares, acting together as a single class, will be required for the authorization or issuance of any class or series of share capital (or security convertible into or exchangeable for shares) ranking senior to our Perpetual PIERS as to dividend rights or rights upon our liquidation, winding-up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of Perpetual PIERS. Our Perpetual PIERS are listed on the NYSE under the symbol “AHLPR.”

7.401% Perpetual Preference Shares

On November 15, 2006, the Board of Directors authorized the issuance and sale of up to an aggregate amount of 8,000,000 of our 7.401% Perpetual Preference Shares, with a liquidation preference of $25 per security. In the event of our liquidation, winding up or dissolution, our ordinary shares will rank junior to our Perpetual Preference Shares. On March 31, 2009, we purchased 2,672,500 of our 7.401% $25 liquidation price preference shares at a price of $12.50 per share. As at December 31, 2012, there were 5,327,500 7.401% Perpetual Preference Shares outstanding.

Dividends on our 7.401% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board of Directors at the annual rate of 7.401% of the $25 liquidation preference of each 7.401% Preference Share, payable quarterly in cash. Commencing on January 1, 2017, dividends on our 7.401% Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by the Board of Directors, at a floating annual rate equal to 3-month LIBOR plus 3.28%. This floating dividend rate will be reset quarterly. Generally, unless the full dividends for the most recently ended dividend period on all outstanding 7.401% Preference Shares, the Perpetual PIERS and any perpetual preference shares issued upon conversion of the Perpetual PIERS have been declared and paid and the 7.250% Preference Shares, we cannot declare or pay a dividend on our ordinary shares.

Whenever dividends on any 7.401% Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of our 7.401% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including any Perpetual PIERS and any perpetual preference shares issued upon conversion of the Perpetual PIERS), will be entitled to the appointment of two directors, and the number of directors that comprise the Board of Directors will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on our 7.401% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding 7.401% Preference Shares and any series of appointing preference shares (including any Perpetual PIERS and any perpetual preference shares issued upon conversion of the Perpetual PIERS), acting together as a single class, will be required for the authorization or issuance of any class or series of share capital (or security convertible into or exchangeable for shares) ranking senior to the 7.401% Preference Shares as to dividend rights or rights upon our liquidation, winding-up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of 7.401% Preference Shares.

On and after January 1, 2017, we may redeem the 7.401% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 7.401% Preference Share, plus any declared and unpaid dividends.

Our 7.401% Perpetual Preference Shares are listed on the NYSE under the symbol “AHLPRA.”

7.250% Perpetual Preference Shares

On April 3, 2012, the Pricing and Repurchase Committee of the Board of Directors authorized the issuance and sale of up $230,000,000 of our 7.250% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per security (the “7.250% Preference Shares”). On April 11, 2012, we issued 6,400,000 7.250% Perpetual Preference Shares for an aggregate amount of $160 million. In the event of our liquidation, winding up or dissolution, our ordinary shares will rank junior to our 7.250% Preference Shares.

Dividends on our 7.250% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board of Directors at the annual rate of 7.250% of the $25 liquidation preference of each 7.250% Preference Share, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year.

Whenever dividends on any 7.250% Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive, subject to certain conditions, the holders of our 7.250% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including any Perpetual PIERS, any perpetual preference shares issued upon conversion of the Perpetual PIERS and the 7.401% Preference Shares), will be entitled to the appointment of a total of two directors and the number of directors that comprise the Board of Directors will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on our 7.250% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding 7.250% Preference Shares and any series of appointing preference shares (including any Perpetual PIERS, any perpetual preference shares issued upon conversion of the Perpetual PIERS and the 7.401% Preference Shares), voting together as a single class, will be required for the authorization or issuance of any class or series of senior shares (or any security convertible into or exchangeable for senior shares) ranking senior to the 7.250% Preference Shares as to dividend rights or rights upon our liquidation and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of 7.250% Preference Shares.

We may redeem the 7.250% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 7.250% Preference Share, plus any declared and unpaid dividends, if any, (i) at any time following the occurrence of a tax event and (ii) on July 1, 2017 and any dividend payment date thereafter.

Our 7.250% Perpetual Preference Shares are listed on the NYSE under the symbol “AHLPRB.”

Future Series of Preference Shares

Subject to certain limitations contained in our bye-laws and any limitations prescribed by applicable law, the Board of Directors is authorized to issue preference shares in one or more series and to fix the rights, preferences privileges and restrictions of such shares, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws and any applicable resolution of the Board of Directors for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement.

Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws and an applicable resolution of the Board of Directors, such sections or defined terms are incorporated herein by reference.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•

the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of share capital, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	a discussion of certain U.S. federal income tax considerations.

Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this Prospectus, the following general provisions will apply to each class or series of preference shares.

Dividends

Except as otherwise set forth in the applicable prospectus supplement, the holders of preference shares will be entitled to receive dividends, if any, at such rate established by the Board of Directors in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by the Board of Directors and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the Board of Directors may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the ordinary shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

Our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. In addition, our Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends to us.

Further, as the BMA is the group supervisor for the Aspen Group for insurance group solvency and reporting requirements, we may not be able to declare or pay a dividend if we are or, after giving effect to such payment, would be in breach of applicable group solvency and liquidity requirements or applicable group enhanced capital requirements (‘ECR”) or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or other then applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or other then applicable law or regulation. The BMA has advised that the ECR for insurance groups has been suspended until January 1, 2014.

Dividends on the preference shares will have a preference over dividends on the ordinary shares.

Liquidation, Dissolution or Winding Up

Except as otherwise set forth in the applicable prospectus supplement, in case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of ordinary shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this Prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50 million. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:

•	to transfer such shares prior to the date fixed for redemption;

•

to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

•	on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into ordinary shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption or repurchase of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Sections 42 and 42A of the Companies Act, no redemption or repurchase of shares may be made by a company if, on the date of the redemption or repurchase, there are reasonable grounds for believing that the company is, or after the redemption or repurchase would be, unable to pay its liabilities as they become due. In addition, if the redemption or repurchase price is to be paid out of funds otherwise available for dividends or distributions, no redemption or repurchase may be made if the realizable value of its assets would thereby be less than its liabilities.

Our ability to effect a redemption or repurchase of our preference shares may be subject to the performance of our Insurance Subsidiaries. Distributions to us from our Insurance Subsidiaries will also be subject to Bermuda, U.K. and U.S. insurance laws and regulatory constraints.

In addition, as the BMA is the group supervisor for the Aspen Group for insurance group solvency and reporting requirements, we may not be able to redeem or repurchase the preference shares if we are or, after giving effect to the redemption or repurchase payment, would be in breach of applicable group solvency and liquidity requirements or applicable group ECR or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or other then applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or other then applicable law or regulation. The BMA has advised that the ECR for insurance groups has been suspended until January 1, 2014.

Conversion Rights

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this Prospectus, and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into ordinary shares.

All ordinary shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the bye-laws.

The number of ordinary shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of ordinary shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of ordinary shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per ordinary share on the NYSE at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per ordinary share for a class or series of preference shares, as fixed by the Board of Directors, will be subject to adjustment from time to time as follows:

•

In case we (1) pay a dividend or make a distribution to all holders of outstanding ordinary shares as a class in ordinary shares, (2) subdivide or split the outstanding ordinary shares into a larger number of shares or (3) combine the outstanding ordinary shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into ordinary shares will thereafter be entitled to receive upon the conversion of such share the number of ordinary shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

•

In case we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares at a price per share less than the current market price per ordinary share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of ordinary shares outstanding at such record date and the number of ordinary shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of ordinary shares outstanding at such record date and the number of additional ordinary shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

•

In case we distribute to all holders of ordinary shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board of Directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one ordinary share and of which the denominator will be the current market price per ordinary share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

For the purpose of any computation under the last clause above, the current market price per ordinary share on any date will be deemed to be the average of the high and low sales prices of the ordinary shares, as reported on the NYSE — Composite Transactions (or such other principal market quotation as may then be applicable to the ordinary shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of ordinary shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

In the case of any capital reorganization or reclassification of ordinary shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of ordinary shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

No dividend adjustment with respect to any preference shares or ordinary shares will be made in connection with any conversion.

Whenever there is an issue of additional ordinary shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional ordinary shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

Preference shares converted to ordinary shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued ordinary share capital.

Reissuance of Shares

Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares.

The Company may also purchase preference shares to be held as treasury shares upon such terms as the Board of Directors may determine.

Voting Rights

Except as indicated below or as modified by any prospectus supplement or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to appoint two directors of the Board of Directors. We will use our best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effectuate such right.

The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the Board of Directors will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends and any member of the Board of Directors appointed as described above shall vacate office.

At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our chairman/chief executive officer will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing a holder to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of ordinary shareholders.

At any annual or special meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the Board of Directors will be filled by vote of a majority of the Board of Directors pursuant to the bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-fourths of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such ordinary share. In the event we were to merge into or amalgamate with another company, the approval of the holders of three-fourths of all of our issued shares would be required voting together, or voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act.

On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1) we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2) we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board of Directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

Except as otherwise set forth in the applicable prospectus supplement, no holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors.  Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of Aspen Holdings for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors.  Under Bermuda law and our bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest unless the majority of the disinterested directors determine otherwise. Under Delaware law, such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Committees of the Board of Directors.  Our bye–laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it think fits. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors.

Voting Rights and Quorum Requirements.  Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, one or more shareholders holding at least 50% of our shareholders’ aggregate voting power in the ordinary shares shall constitute a quorum for the transaction of business. In general, except for the removal of the Company’s auditors or directors, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by the shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represents the majority of the votes that would be required if the resolution had been voted on at a meeting of the shareholders. Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. Any individual who is a shareholder of Aspen Holdings and who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to the Board of Directors.

Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors.

Dividends.  Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, Aspen Holdings’ and Aspen Bermuda’s ability to pay dividends or make distributions of contributed surplus is subject to Bermuda insurance laws and regulatory constraints, including insurance group regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements.  We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company and would be conducive to attaining our objectives contained within our memorandum of association. Under our bye-laws, we may, except in certain circumstances, with the approval of at least a majority of the voting power of votes cast (after taking account of any voting power adjustments under the bye-laws) at a general meeting of our shareholders at which a quorum is present, amalgamate or merge with another Bermuda company or with a body incorporated outside Bermuda. In the event we were to merge or amalgamate with another company, the holders of all of our shares are entitled to vote on such merger or amalgamation together pursuant to the Companies Act provided that the holders of any class of shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such class of shares. In the case of an amalgamation or merger, any shareholder who is not satisfied that it has been offered fair value for its shares and who has not voted in favor of the approval and adoption of the merger or amalgamation agreement and the merger or amalgamation, may exercise its appraisal rights under the Companies Act to have the fair value of its shares appraised by the Supreme Court of Bermuda. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers.  Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Bermuda law also provides that where the holders of not less than 95% of the shares or any class of shares in a company give notice to the remaining shareholders or class of shareholders of their intention to acquire the outstanding shares not held by them, and, within one month of the notice, the offerors may acquire all the shares or cancel the notice given. Dissenting shareholders may apply to the court within the one month period of the notice seeking that the court appraise the value of the shares to be acquired. Any difference between the share price paid to the dissenting shareholders and the price determined by the court shall be paid or the offerors may cancel the notice and return any shares acquired and the dissenting shareholders shall repay any share purchase price received.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any merger, dissenting stockholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders.  As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from the board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except for certain mergers or amalgamations, a resolution of shareholders approved by a majority of at least a majority of the votes cast (after taking account of any voting power adjustments under our bye-laws).

If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding ordinary shares not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits.  The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such action, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers.  Under Bermuda law and our bye-laws, we may indemnify our directors, officers, resident representative, member of a committee duly constituted under the bye-laws of the Company and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators (each, an “Indemnified Person”) (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void under the Companies Act.

Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his/her conduct was unlawful.

Limitation of Liability of Directors and Officers.  Aspen’s bye-laws provide that its shareholders and the Company waive any claim or right of action that they might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company. However, such waiver does not apply to any claims or rights of action that arise out of fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled. This waiver may have the effect of barring claims arising under U.S. federal securities laws. Under Delaware law, a corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its stockholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock repurchases or stock redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, Delaware provisions would not be likely to bar claims arising under U.S. federal securities laws.

Inspection of Corporate Records.  Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our register of shareholders in Bermuda but may establish a branch register outside of Bermuda, the location of which shall be notified to the Bermuda Registrar of Companies. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals.  Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Under Delaware law, a corporation’s bye-laws may provide that if the corporation solicits proxies with respect to an election of directors, it may be required, to the extent and subject to such procedures or conditions as may be provided in the bye-laws, to include in its proxy solicitation materials, in addition to individuals nominated by the board of directors, one or more individuals nominated by a shareholder. Furthermore, the corporation’s bye-laws may provide for the reimbursement by the corporation of expenses incurred by a shareholder in soliciting proxies in connection with an election of directors, subject to certain procedures and conditions. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which other business may be brought before a meeting.

Calling of Special Shareholders Meetings.  Under our bye-laws, a special general meeting may be called by the Board of Directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of Aspen Holdings as provided by the Companies Act.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of shareholders.

Staggered Board of Directors.  Bermuda law does not contain statutory provisions specifically requiring staggered board of directors arrangements for a Bermuda exempted company. Such provisions, however, may validly be provided for in the bye-laws governing the affairs of a company and our bye-laws do so provide. Similarly, Delaware law permits corporations to have a staggered board of directors.

Approval of Corporate Matters by Written Consent.  Under Bermuda law and our bye-laws, the Companies Act provides that shareholders may take action by resolution in writing signed by the shareholders of the company who at the date of the notice of the resolutions in writing represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders.

Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association.  Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters the company’s business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a company’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, should be entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.

Amendment of Bye-laws.  Our bye-laws may be revoked or amended by the Board of Directors, which may from time to time revoke or amend them in any way by a resolution of the Board of Directors passed by a majority of the directors then in office and eligible to vote on the resolution. However, no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by bye-laws.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Listing

Our ordinary shares are listed on the NYSE under the trading symbol “AHL.”

Transfer Agent, Registrar and Dividend Disbursing Agent

The transfer agent, registrar and dividend disbursing agent for the ordinary shares is Computershare Shareowner Services LLC.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our ordinary shares or a particular series of preference shares) of an ordinary share or a fraction of a share of a particular class or series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The ordinary shares or the shares of the class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of an ordinary share or preference share represented by such depositary share, to all the rights and preferences of the ordinary shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional ordinary shares or fractional shares of the applicable class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If necessary, the deposit agreement and depositary receipt will be incorporated by reference pursuant to a Current Report on Form 8-K.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.

Dividends and Other Distributions

Except as otherwise set forth in the applicable prospectus supplement, the depositary will distribute all cash dividends or other distributions received in respect of the related ordinary shares or preference shares to the record holders of depositary shares relating to such ordinary shares or preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Withdrawal of Shares

Except as otherwise set forth in the applicable prospectus supplement, upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related ordinary shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related ordinary shares or class or series of preference shares on the basis set forth in the prospectus supplement for such ordinary shares or class or series of preference shares, but holders of such whole ordinary shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole ordinary shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional ordinary shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Except as otherwise set forth in the applicable prospectus supplement, whenever we redeem ordinary shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing ordinary shares or shares of the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such ordinary shares or class or series of preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Ordinary Shares or Preference Shares

Except as otherwise set forth in the applicable prospectus supplement, upon receipt of notice of any meeting at which the holders of ordinary shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such ordinary shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for ordinary shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of ordinary shares or preference shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the ordinary shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will vote all ordinary shares or preference shares held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such ordinary shares or preference shares.

Amendment and Termination of the Deposit Agreement

Except as otherwise set forth in the applicable prospectus supplement, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the ordinary shares or the preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.

Charges of Depositary

Except as otherwise set forth in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related ordinary shares or preference shares and any redemption of such ordinary shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of ordinary shares or preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such ordinary shares or preference shares are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of ordinary shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. The following description is subject to, and is qualified in its entirety by reference to, the indenture for senior unsecured securities (the “senior indenture”) and the subordinated indenture for subordinated securities (the “subordinated indenture”) each entered into or to be entered into between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “trustee”). Our senior debt securities are to be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee, dated August 16, 2004, as it may be supplemented or amended from time to time. Our subordinated debt securities are to be issued under a subordinated indenture between us and Deutsche Bank Trust Company Americas, as trustee, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture,” and the trustees under each of the indentures are sometimes referred to herein collectively as the “trustees” and each individually as a “trustee.” The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.

The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The following description of the terms of the indentures and the related debt securities is a summary. We have summarized only those portions of the indentures and the debt securities which we believe will be most important to your decision to hold the debt securities. You should keep in mind, however, that it is the indentures and not this summary that defines your rights as a holder of the debt securities. You may obtain a copy of the indentures by requesting one from us or the trustee.

In this description, references to “we,” “us” and “our” are to Aspen Holdings only, and do not include any of our subsidiaries. Certain capitalized terms used herein are defined in the indentures.

The indentures do not limit the aggregate principal amount of the debt securities which we may issue under them and provide that we may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

The prospectus supplement relating to a particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities, as applicable:

•

the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

•

the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•

whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;

•

whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

•

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the series of debt securities will be listed on any national securities exchange;

•

whether the series of debt securities will be convertible into ordinary shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•

if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

•

whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

•	whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•

whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

•	any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such series of debt securities;

•	a discussion of certain U.S. federal income tax considerations;

•	whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any series of debt securities, other than as described below under “Certain Provisions Applicable to the Senior Debt Securities — Limitation on Liens on Stock of Subsidiaries” and “Certain Provisions Applicable to the Senior Debt Securities — Limitations on Disposition of Stock of Designated Subsidiaries,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Optional Redemption

Unless otherwise described in a prospectus supplement, relating to any debt securities, we may redeem the debt securities at any time, in whole or in part, at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders.

Selection and Notice

Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.

Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.

Ranking

Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under “Certain Provisions Applicable to the Subordinated Debt Securities” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Consolidation, Amalgamation, Merger and Sale of Assets

Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with us) or convey, transfer, sell or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with us), or (2) permit any person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.

Certain Other Covenants

Except as otherwise permitted under “Certain provisions applicable to the senior debt securities — Limitations on Liens of Stock of Designated Subsidiaries” and “— Limitations on disposition of stock of designated subsidiaries” described below and “— Consolidation, Amalgamation, Merger and Sale of Assets” described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to any holders of the debt securities.

Events of Default

Unless we provide otherwise or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the indentures with respect to the debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on the debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of or any premium, if any, on the debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

(4) default in the payment at maturity of our Indebtedness in excess of $50 million or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50 million in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there has been given written notice as provided in the indenture;

(5) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(6) certain events relating to our bankruptcy, insolvency or reorganization; or

(7) our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the Company.

If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 60 days after the trustee shall have knowledge of the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the Board of Directors, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of the debt securities.

Under each indenture, if an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. The indentures provide that, subject to the duty of the trustees during any default to act with the required standard of care, the trustees will be under no obligation to exercise any of their rights or powers under the indentures at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustees reasonable indemnity. Subject to such provisions for the indemnification of the trustees, and subject to applicable law and certain other provisions of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees, with respect to the debt securities.

Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Modification and Waiver

We and the trustees may modify, amend or supplement the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities; provided, however, that no such modification, amendment or supplement may, without the consent of the holder of each outstanding debt security affected thereby under the relevant indenture,

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the debt securities;

•

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the debt securities;

•	change our obligation to pay additional amounts with respect to the debt securities;

•

change the redemption provisions of the debt securities or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the debt securities at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the debt securities;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the debt securities is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of the debt securities in the applicable section of the indenture;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

We and the trustees may modify or amend the indentures and the debt securities without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

•	add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the debt securities;

•

cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not materially adversely affect the interests of the holders of the debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the debt securities under the indenture;

•	add any additional events of default with respect to the debt securities;

•	provide for conversion or exchange rights of the holders of the debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the debt securities.

The holders of at least a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indentures. The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indentures with respect to the debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security.

Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “— Events of Default” described above.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in the applicable prospectus supplement and indenture, we may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

Each indenture provides that, unless the provisions of Section 12.2 are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

•

we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

•	with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors.

“Government Obligations” means debt securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in the case of clauses (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the debt securities is made by Aspen Holdings (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such note or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of rights with respect to, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4) any taxes, duties, assessments or governmental charges required to be withheld or deducted under sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder);

(5) any withholding or deduction required to be made pursuant to any European Union (“EU”) Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(6) any combination of items (1), (2), (3), (4) and (5).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time we determine in good faith that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the debt securities, or (2) any action taken by any taxing jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to the Company, we would be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional

Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of additional amounts or withholding if a payment in respect of the debt securities were then due. In any event, prior to the publication or mailing or any notice of redemption of the debt securities pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the debt securities.

Global Debt Securities

Unless otherwise described in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

(1) the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) we determine that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, Deutsche Bank Trust Company Americas is the trustee and paying agent under the indentures and is one of a number of banks with which Aspen Holdings and its subsidiaries maintain banking relationships in the ordinary course of business.

CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES

Limitations on Liens on Stock of Designated Subsidiaries

Under the senior indenture, we covenanted that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a “Lien”) upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.

For purposes of the indenture, “capital stock” of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 20% of our consolidated book value. As of March 31, 2013, our only Designated Subsidiaries were Aspen U.K., Aspen U.K. Holdings and Aspen Bermuda.

The term “Indebtedness” means, with respect to any person:

(1) the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by debt securities, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2) all capitalized lease obligations of such person;

(3) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(5) all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

(6) all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(7) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.

Limitations on Disposition of Stock of Designated Subsidiaries

The senior indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by such indenture, we will not, nor will we permit any subsidiary to (other than to us or another Designated Subsidiary) issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of the Company and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that the foregoing will not prohibit (1) any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by the Board of Directors pursuant to a resolution adopted in good faith and (2) any such issuance or disposition of securities required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under “Description of Debt Securities Consolidation, Amalgamation, Merger and Sale of Assets” above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the Board of Directors pursuant to a resolution adopted in good faith.

CERTAIN PROVISIONS APPLICABLE TO THE SUBORDINATED DEBT SECURITIES

The following description of our subordinated debt securities is qualified in its entirety by reference to the subordinated indenture, as it may be amended or supplemented from time to time. The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. As of March 31, 2013, none of our long-term debt is secured; however, like other insurance companies, we do secure letters of credit from banks to support our obligations. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

(2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities;

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) Indebtedness of ours to an affiliate of ours;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

(5) trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE ORDINARY

SHARES OR PREFERENCE SHARES

The following statements with respect to the ordinary share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The share warrants, evidenced by share warrant certificates, may be issued under a share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation and terms of the ordinary shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of ordinary shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the share warrants; and

•	any other terms of the share warrants.

The ordinary shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Share Warrants

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate.

Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the ordinary shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of ordinary shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

Anti-dilution and Other Provisions

The exercise price payable and the number of ordinary shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a stock dividend to holders of ordinary shares or preference shares, respectively, or a combination, subdivision or reclassification of ordinary shares or preference shares, respectively. In lieu of adjusting the number of ordinary shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of ordinary shares or preference shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under a debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of debt warrants;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS AND THE PURCHASE UNITS

We may issue purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our ordinary shares, preference shares, debt securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, as specified in the applicable prospectus supplement, at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and to be described in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of purchase units consisting of a purchase contract and, as security for the holder’s obligations to purchase the securities under the purchase contracts, either:

(1) our senior debt securities or our subordinated debt securities;

(2) our preference shares; or

(3) debt obligations of third parties, including U.S. Treasury securities.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase securities under the applicable purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the purchase contracts securing the holders’ obligations to purchase securities will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of purchase contracts to purchase securities under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement except upon the termination or early settlement of the related purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a purchase contract will retain full beneficial ownership of the related pledged securities.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract.

SELLING SHAREHOLDERS

We are registering for resale an indeterminate number of our ordinary shares held by certain of our shareholders to be named in a prospectus supplement.

The prospectus supplement for any offering of our ordinary shares by the selling shareholders hereunder will include, among other things, the following information:

•	the name of each selling shareholder;

•	the nature of any position, office or other material relationship which the selling shareholder has had within the past three years with us or any of our predecessors or affiliates;

•	the amount of ordinary shares held by each selling shareholder prior to the offering;

•	the amount of ordinary shares to be offered by each selling shareholder’s account; and

•	the amount, and, if applicable, the percentage of ordinary shares held by each of the selling shareholders before and after the offering.

PLAN OF DISTRIBUTION

We and/or the selling shareholders may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers;

(4) directly to purchasers; or

(5) in market transactions, including transactions on a national securities exchange (e.g., on the NYSE) or a quotations service or an over-counter market (including through at-the-market offerings).

In sales to or through underwriters in a demand registration by the selling shareholders, a selling shareholder may only sell ordinary shares through underwriting syndicates led by one or more managing underwriters, as designated by the selling shareholders initiating the demand registration, who shall be named in the applicable prospectus supplement. In an underwritten offering in which we are offering our ordinary shares, selling shareholders may only sell ordinary shares through underwriting syndicates led by one or more managing underwriters selected by us, who shall be named in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or the selling shareholders from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling shareholders may offer their ordinary shares in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the ordinary shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those ordinary shares on different terms pursuant to another prospectus supplement, provided that no selling shareholder may offer or sell more ordinary shares in the aggregate than are indicated in the table set forth under the caption “Selling Shareholders” pursuant to any such prospectus supplements. Notwithstanding this plan of distribution, each of the selling shareholders also may resell all or a portion of its ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We and/or the selling shareholders may sell the securities through agents from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us and/or the selling shareholders to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

Each of the selling shareholders may offer its ordinary shares at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for ordinary shares; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities) through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

If offered securities are sold by means of an underwritten offering, we and/or the selling shareholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We and/or the selling shareholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we and/or the selling shareholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this Prospectus is delivered, we and/or the selling shareholders will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and/or the selling shareholders and the sale thereof may be made by us and/or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of ordinary shares to hedge their position, deliver this Prospectus in connection with some or all of those sales and use the shares covered by this Prospectus to close out any short position created in connection with those sales. We may also sell our ordinary shares short using this Prospectus and deliver ordinary shares covered by this Prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this Prospectus. We may pledge or grant a security interest in some or all of the ordinary shares covered by this Prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this Prospectus.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us and/or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this Prospectus, any supplement or amendment hereto, or in the registration statement of which this Prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the ordinary shares which are listed on the NYSE, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us, our subsidiaries and/or the selling shareholders in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, a registration statement on Form S-3 under the Securities Act with respect to the ordinary shares, preference shares, depositary shares, debt securities, warrants, purchase contracts, purchase units offered by this Prospectus. This Prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Anyone may inspect any materials we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov and our website at www.aspen.co. The information on our website is not incorporated into or constitute a part of this Prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus. Any statement contained in a document which is incorporated by reference in this Prospectus is automatically updated and superseded if information contained in this Prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the documents listed below:

(1) our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 26, 2013;

(2) our Current Reports on Form 8-K filed with the SEC on February 27, 2013, and April 4, 2013;

(3) the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on November 25, 2003 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(4) our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 13, 2013.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of this registration statement and after the date of this Prospectus and until we sell all the securities, including our Definitive Proxy Statement on Schedule 14A when filed with the SEC, shall also be deemed to be incorporated by reference into this Prospectus.

We will provide to each person to whom a copy of this Prospectus is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. You may request a copy of such information by writing or telephoning us at:

Aspen Insurance Holdings Limited

Attention: Company Secretary

141 Front Street

Hamilton HM 19

Bermuda

(441) 295-8201

You should rely only upon the information provided in this Prospectus or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

LEGAL MATTERS

Certain legal matters with respect to United States and Delaware law relating to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, London, United Kingdom. Certain legal matters with respect to Bermuda law will be passed upon for us by Appleby (Bermuda) Limited, Hamilton, Bermuda. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and related financial statement schedules of Aspen Insurance Holdings Limited as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 appearing in our annual report on Form 10-K for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are organized under the laws of Bermuda. In addition, some of our directors and officers, as well as certain of the experts named in this Prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent appointed for that purpose.

We have been advised by Appleby (Bermuda) Limited, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Appleby (Bermuda) Limited that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby (Bermuda) Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, and the Exchange Control Act 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the securities described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.

Under the Insurance Act, where the shares of a parent company, like Aspen Aspen Holdings, of an insurer registered under the Insurance Act (our wholly-owned subsidiary, Aspen Bermuda, being such an insurer) are traded on any stock exchange recognized by the BMA (the NYSE is so recognized), not later than 45 days after a person becomes, directly or indirectly (through its shareholding in the parent company), a 10%, 20%, 33% or 50% shareholder controller of such insurer, that person shall file with the BMA a notice in writing stating that he has become such a controller The BMA may serve a notice of objection on any shareholder controller of Aspen Bermuda if it appears to the BMA that the person is not fit and proper to be such a controller.

Aspen Bermuda is required to notify the BMA in writing in the event of any person becoming or ceasing to be a controller of it, a controller being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of Aspen Bermuda are accustomed to act, including any person who holds, or is entitled to exercise, 10% or more of the voting shares or voting power or is able to exercise a significant influence over the management of Aspen Bermuda.

Each of Aspen Holdings and Aspen Bermuda is required to notify the BMA in writing in the event any person has become or ceased to be an officer of it or Aspen Holdings, an officer being a director, chief executive or senior executive performing duties of underwriting, actuarial, risk management, compliance, internal audit, finance or investment matters.

The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this Prospectus or any prospectus supplement.

$300,000,000

4.650% Senior Notes due 2023

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	Citigroup	Deutsche Bank Securities	HSBC

Co-Managers

BNY Mellon Capital Markets, LLC	Lloyds Securities	US Bancorp

November 5, 2013